UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 18, 2008

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2008, EnteroMedics Inc. (the “Company”) entered into a new Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), Western Technology Investment (“WTI”) and Horizon Technology Management LLC (“Horizon” and, collectively with SVB and WTI, the “Lenders”), pursuant to which the Lenders agreed to make term loans (each, a “Term Loan”) to the Company in an aggregate principal amount of up to $20.0 million, on the terms and conditions set forth in the Loan Agreement. On November 21, 2008, SVB and WTI each funded a Term Loan in the aggregate principal amount of $10.0 million and $5.0 million, respectively, under the Loan Agreement. The additional $5.0 million Term Loan available under the Loan Agreement is to be funded by Horizon on or before June 30, 2009 at such time as the trading price of the Company’s common stock on the Nasdaq Global Market meets or exceeds a target amount specified in the Loan Agreement.

The Company will make monthly interest-only payments on the Term Loans during a period beginning on the Term Loan funding date and continuing through June 30, 2009, followed thereafter by equal monthly payments of principal and interest over the remaining term of the Term Loan. Amounts borrowed under the Loan Agreement bear interest per annum at a rate equal to 12.0% during the period of interest-only payments, and thereafter, at a rate of 11.0% per annum for the remainder of the term. The Loan Agreement will terminate and all outstanding Term Loans must be repaid no later than December 1, 2011 (the “Maturity Date”). On the Maturity Date, the Company will also make a final payment in an aggregate amount equal to 5% of the Term Loans funded by the Lenders (the “Final Payment Fee”). The Company may voluntarily prepay the Term Loans in full, but not in part and any voluntary or mandatory prepayment is subject to applicable prepayment premiums. The Company will also be required to pay the Final Payment Fee in connection with any voluntary or mandatory prepayment.

The net proceeds of the Term Loans funded on November 21, 2008 are approximately $7.1 million after payment of Lender fees and expenses and the repayment of amounts outstanding under the 2004 Loan Agreement and 2007 Loan Agreement described in Item 1.02 below. The proceeds of the Term Loans are to be used for working capital or general corporate purposes of the Company. As security for amounts outstanding under the Loan Agreement, the Company has granted the Lenders a security interest in the Company’s personal property, excluding intellectual property (the “Collateral”). The Company’s intellectual property is subject to a negative pledge restriction as well as a springing lien described in the Loan Agreement.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants. Pursuant to the Loan Agreement, the Company is required to raise additional capital of $20,000,000 (i) not less than $10,000,000 of which is to be completed by June 30, 2009, and (ii) the remainder of which must be received on or before January 9, 2010, provided that such deadline may be extended to March 31, 2010 in certain circumstances. The Loan Agreement also contains minimum cash and cash liquidity covenants. Pursuant to the terms of the Loan Agreement, and subject to certain exceptions, the Company is not permitted, among other things, to:

•	convey, sell, lease or otherwise dispose of all or any part of its business or property;

•	change its business from that in which it is currently engaged or has plans to engage;

•

merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with any person, or acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another person;

•	incur additional indebtedness except for permitted indebtedness;

•	incur any liens on the Company’s property, except for permitted liens;

•

pay any dividends or make any distributions on its equity securities or repurchase any of its equity, except the Company may pay dividends payable solely in common stock and may repurchase securities from employees and consultants in a limited manner;

•	make investments or hold any bank accounts other than those permitted under the Loan Agreement; or

•	engage in transactions with affiliates unless in the normal course of business and negotiated at arms-length terms.

Amounts outstanding under the Loan Agreement may become due and payable on demand upon the occurrence of certain customary events of default, including the Company’s failure to make principal or interest payments when due, breach of any financial covenant or certain other negative covenants contained in the Loan Agreement, failure to observe other covenants (subject to a designated grace period), a material adverse change in the Company, bankruptcy of the Company, a change in control of the Company, and certain adverse judgments or adverse regulatory actions or determinations against the Company. A default interest rate equal to 5.0% plus the otherwise applicable margin applies from and after the occurrence of any event of default. The Loan Agreement also requires mandatory prepayments upon the occurrence of an event of default.

The Loan Agreement requires the issuance of warrants to the Lenders with an aggregate exercise price equal to 11.0% of the loan commitment. The warrants give the Lenders the option to purchase either (i) shares of the Company’s common stock with a per share exercise price equal to $1.5846, or (ii) shares of the Company’s stock issued in an equity financing that occurs within 18 months after November 18, 2008 at the per share price of the stock sold in the financing. On November 18, 2008 (i) SVB was issued a warrant to purchase an aggregate number of shares equal to $1,100,000 divided by the per share exercise price of the warrant, (ii) WTI was issued a warrant to purchase an aggregate number of shares equal to $550,000 divided by the per share exercise price of the warrant, and (iii) Horizon received a warrant to purchase an aggregate number of shares equal to $55,000 divided by the per share exercise price of the warrant. Upon funding the remaining $5.0 million loan, Horizon will be issued a warrant to purchase an aggregate number of shares equal to $495,000 divided by the per share exercise price of the warrant.

Relationship with WTI

As described below in Item 1.02, the Company previously entered into two separate loan agreements with affiliates of WTI. The information set forth in Item 1.02 of this Current Report on Form 8-K that relates to the 2004 Loan Agreement and 2007 Loan Agreement is incorporated by reference herein. In connection with the 2004 Loan Agreement and 2007 Loan Agreement, the following affiliates of WTI were issued warrants to purchase shares of our common stock in the following amounts: Venture Lending & Leasing IV, Inc. holds warrants to purchase 217,912 shares of common stock and Venture Lending & Leasing V, Inc. holds warrants to purchase 67,963 shares of common stock.

A copy of the Loan Agreement is attached as Exhibit 10.1 to this report, the terms of which are incorporated herein by reference. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On May 17, 2007, the Company entered into a loan and security agreement (the “2007 Loan Agreement”) with Venture Lending and Leasing IV, Inc. (“VLL IV”) and Venture Lending and Leasing V, Inc. (“VLL V”), affiliates of WTI, to provide for a $10,000,000 growth line of credit with a commitment for an additional $5,000,000 under the growth line of credit. The debt facility agreement entered into on May 17, 2007 was amended on August 28, 2007 to provide for two draw periods on the second $5.0 million that was available to the Company under the terms of the original agreement. As amended, $2.5 million was available to the Company through August 31, 2007 and the remaining $2.5 million was available to the Company through October 31, 2007. The Company completed the initial $5.0 million draw by entering into two separate growth capital loans on May 22, 2007 with a combined face amount of $5.0 million. On August 31, 2007, the Company completed the $2.5 million draw that was available to it through that date by entering into two separate growth capital loans with a combined face amount of $2.5 million. On October 31, 2007, the Company completed the $2.5 million draw that was available to it through that date by entering into two separate growth capital loans with a combined face amount of $2.5 million.

In December 2004, the Company entered into a loan agreement (the “2004 Loan Agreement”) with Venture Lending and Leasing IV, Inc., (“VLL IV”), an affiliate of WTI, providing for equipment loans and growth capital loans up to an aggregate original principal amount of $750,000 and $5,000,000.

As described above, $7.7 of the proceeds of the Term Loans were used to repay all outstanding indebtedness under the 2004 Loan Agreement and the 2007 Loan Agreement. In connection with such repayment, the 2004 Loan Agreement and the 2007 Loan Agreement were terminated effective November 21, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

7.01	Regulation FD Disclosure.

On November 21, 2008, the Company issued a press release announcing that it had completed a $20 million debt financing. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this current report and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Item 7.01 of this current report and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by EnteroMedics Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan and Security Agreement by and among Silicon Valley Bank, Compass Horizon Funding Company LLC, Venture Lending & Leasing V, Inc. and EnteroMedics Inc. dated November 18, 2008.

99.1	Press release of EnteroMedics Inc. dated November 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

	By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: November 24, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan and Security Agreement by and among Silicon Valley Bank, Compass Horizon Funding Company LLC, Venture Lending & Leasing V, Inc. and EnteroMedics Inc. dated November 18, 2008.

99.1	Press release of EnteroMedics Inc. dated November 21, 2008.